                                                                   EXHIBIT 99.6

              NOTICE TO SAVINGS AND RETIREMENT PLAN PARTICIPANTS

                                                 February 5, 2002

TO: ALL PARTICIPANTS IN THE LIMITED, INC. SAVINGS AND RETIREMENT PLAN (THE "SAVINGS AND RETIREMENT PLAN") WITH INTIMATE BRANDS, INC. COMMON
STOCK CREDITED TO THEIR ACCOUNTS

   The Limited, Inc. ("The Limited") has announced an offer (the "Offer") by its wholly-owned subsidiary, Intimate Brands Holding Co., Inc. to exchange
1.046 shares of the common stock, par value $.50 per share, of The Limited ("Limited Common Stock") for each outstanding share of Intimate Brands, Inc. ("IBI" or "Intimate Brands") Class A common stock, par value $.01 per share ("IBI Common Stock"), that is validly tendered by the Expiration Date, as defined below, and not withdrawn or deemed withdrawn, upon the terms and subject to the conditions set forth in the enclosed Prospectus and in the related Letter of Transmittal. See "Summary" and "The Offer" in the Prospectus. Capitalized terms used herein shall have the same meanings as in the Prospectus and in the accompanying Letter from the Savings and Retirement Plan Administrative Committee.

   This Offer commenced on February 5, 2002, and will expire at 5:00 p.m., New York City time, on Monday, March 11, 2002, unless the Offer is extended (the "Expiration Date"). You, as a Savings and Retirement Plan participant, may participate in this Offer by instructing the Trustee of the Savings and Retirement Plan (by Friday, March 8, 2002) to tender the shares of IBI Common Stock held in your account under the Savings and Retirement Plan ("Plan Shares") in exchange for shares of Limited Common Stock.

   YOUR DECISION WHETHER OR NOT TO HAVE YOUR PLAN SHARES TENDERED WILL BE KEPT CONFIDENTIAL.

   Enclosed with this notice is a copy of documents describing the Offer which have been furnished to holders of IBI Common Stock, as well as a letter from the Savings and Retirement Plan Administrative Committee, a statement of Questions and Answers on Savings and Retirement Plan Tender Rights and Procedures and a Tender Instruction Form for Savings and Retirement Plan Participants. Please read these materials carefully so that you may properly make your decision regarding the Offer.

                  LETTER FROM THE SAVINGS AND RETIREMENT PLAN
                           ADMINISTRATIVE COMMITTEE

                                                       February 5, 2002

                               OFFER TO EXCHANGE

               1.046 SHARES OF COMMON STOCK OF THE LIMITED, INC.
        FOR EACH SHARE OF CLASS A COMMON STOCK OF INTIMATE BRANDS, INC.

Dear SARP Participant:

   We are enclosing the Prospectus dated February 5, 2002 (the "Prospectus") of The Limited, Inc. ("The Limited") and the related Letter of Transmittal (the "Letter of Transmittal"), which together constitute the offer (the "Offer") of Intimate Brands Holding Co., Inc. a wholly-owned subsidiary of The Limited ("IB Holdings"), to exchange 1.046 shares of the common stock, par value $.50 per share of The Limited ("Limited Common Stock"), for each share of Intimate Brands, Inc. ("IBI" or "Intimate Brands") Class A common stock, par value $.01 per share ("IBI Common Stock"), that is validly tendered on or before the Expiration Date (as defined below) and not properly withdrawn, upon the terms and subject to the conditions set forth in the Prospectus and in the related Letter of Transmittal. See "Summary" and "The Offer" in the Prospectus. Capitalized terms used herein shall have the same meanings as in the Prospectus. Also enclosed is a brief description of how the Offer applies to shares of IBI Common Stock held in your account ("Account") under The Limited's Savings and Retirement Plan ("Savings and Retirement Plan"), questions and answers describing how the tender process works ("Q&As") and a Tender Instruction Form for instructing the trustee of the Savings and Retirement Plan ("Trustee") with respect to the tender of IBI Common Stock held in your Account.

   Our records indicate that you hold shares of IBI Common Stock in your Account under the Savings and Retirement Plan ("Plan Shares"). As a participant in the Savings and Retirement Plan you may elect to instruct the Trustee to "tender" (exchange) some or all of the IBI Common Stock (excluding fractional shares) allocated to your Account by following the procedures described in the attachments to this letter. PLEASE NOTE THAT, ALTHOUGH THE DEADLINE FOR THE TRUSTEE TO TENDER YOUR SHARES IS MONDAY, MARCH 11, 2002, YOU MUST SEND YOUR TENDER INSTRUCTION FORM TO THE ADMINISTRATIVE COMMITTEE FOR RECEIPT BY 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, MARCH 8, 2002. ANY INSTRUCTIONS RECEIVED AFTER 5:00 P.M., FRIDAY, MARCH 8, 2002 WILL NOT BE ACCEPTED. You also may instruct the Trustee to withdraw any tender you have instructed it to make under the Offer pursuant to your instructions provided you so instruct the Administrative Committee prior to the March 8, 2002 deadline. The enclosed Q&As describe the steps that you must take to withdraw a tender.

   THIS MATERIAL IS BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF SHARES OF IBI COMMON STOCK HELD ON YOUR BEHALF UNDER THE SAVINGS AND RETIREMENT PLAN BUT NOT REGISTERED IN YOUR NAME. A TENDER OF SUCH SHARES OF IBI COMMON STOCK MAY ONLY BE MADE BY THE TRUSTEE OF THE SAVINGS AND RETIREMENT PLAN AS THE HOLDER OF RECORD. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES OF IBI COMMON STOCK HELD IN YOUR ACCOUNT UNDER THE SAVINGS AND RETIREMENT PLAN.

   Accordingly, we request instructions as to whether you wish the Trustee to tender any or all whole shares of IBI Common Stock held in your Account under the Savings and Retirement Plan, pursuant to the terms and conditions set forth in the Offer.

   Your attention is directed to the following:

   1. The consideration per share of IBI Common Stock will be 1.046 shares of Limited Common Stock as described in the Prospectus.

   2.  The Offer is being made for all shares of IBI Common Stock.

   3. The Offer is subject to the satisfaction of certain conditions, as described in the Prospectus, which you should review in detail. See "Conditions of the Offer" in the Prospectus.

   4. The Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on March 11, 2002 (the "Expiration Date"), unless the Offer is extended.

   5. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the exchange of shares in the Offer.

   The Offer is made solely by the Prospectus and the related Letter of Transmittal and is being made to all Intimate Brands stockholders. IB Holdings is not aware of any jurisdiction where the making of the Offer or the acceptance thereof would not be in compliance with applicable law. If IB Holdings becomes aware of any jurisdiction where the making of the Offer or acceptance thereof would not be in compliance with any valid applicable law, IB Holdings will make a good faith effort to comply with such law. If, after such good faith effort, IB Holdings cannot comply with such law, the Offer will not be made to, nor will tenders be accepted from or on behalf of, Intimate Brands stockholders in any such jurisdiction.

   IF YOU WISH TO AUTHORIZE THE TENDER OF SHARES OF IBI COMMON STOCK HELD IN YOUR ACCOUNT IN THE SAVINGS AND RETIREMENT PLAN, PLEASE COMPLETE THE TENDER INSTRUCTION FORM, INDICATING THE NUMBER OF SHARES TENDERED, AND RETURN THE SIGNED FORM TO US IN THE ENVELOPE PROVIDED. IF YOU DO NOT INDICATE A SPECIFIC NUMBER OF SHARES, OR IF YOU INSTRUCT THE TRUSTEE TO TENDER MORE SHARES THAN YOU HAVE IN YOUR ACCOUNT, ALL WHOLE SHARES IN YOUR ACCOUNT WILL BE TENDERED. IF YOU FAIL TO COMPLETE AND SIGN THE TENDER INSTRUCTION FORM, YOUR INSTRUCTION WILL BE INVALID AND NO SHARES IN YOUR ACCOUNT WILL BE TENDERED. PLEASE FORWARD YOUR INSTRUCTIONS TO THE ADMINISTRATIVE COMMITTEE BY 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, MARCH 8, 2002 TO PERMIT THE TRUSTEE TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

   Before making a decision, you should read carefully the materials in the enclosed Prospectus, the Notice to Savings and Retirement Plan Participants and the Tender Instruction Form. If you take no action, no shares in your Account will be tendered by the Trustee. The Administrative Committee and the Trustee will treat confidentially your decision whether or not to tender these shares.

   If you direct the Trustee to tender shares of IBI Common Stock and such shares are exchanged for shares of Limited Common Stock, such shares of Limited Common Stock will be transferred to the Limited Common Stock Fund under the Savings and Retirement Plan. PLEASE NOTE THAT TO THE EXTENT SUCH SHARES OF LIMITED COMMON STOCK ARE NOT RETAINED BY YOU AS AN INVESTMENT UNDER THE SAVINGS AND RETIREMENT PLAN, YOU MAY NOT QUALIFY FOR CERTAIN FAVORABLE TAX TREATMENT UPON SUBSEQUENT DISTRIBUTIONS TO YOU FROM THE SAVINGS AND RETIREMENT PLAN. SEE "CERTAIN TAX INFORMATION" FOLLOWING THE ATTACHED Q&As ON THE SAVINGS AND RETIREMENT PLAN.

   Until the day before the Expiration Date (and thereafter for so long as legal restrictions apply), you will be able to continue to transfer your Account balance into and out of IBI Common Stock. However, such transfer may only be made via telephone; the Savings and Retirement Plan's website may not be used for such transfers during the Offer period. During the period beginning with the day before the Expiration Date and ending with the day following the Expiration Date, transfers into and out of IBI Common Stock will not be permitted. This period may be extended if necessary; however, it is not anticipated that any such extension will exceed two business days. Distributions involving the IBI Common Stock Fund will also not be permitted during this period.

   Shares of IBI Common Stock purchased after February 1, 2002, but before the Expiration Date with your elective contributions and employer contributions, will be tendered in the Offer only if you instruct the Trustee to tender all the shares you have in your account (or fail to indicate a specific number of shares on an otherwise complete and valid tender instruction form). If the Offer is successful, any shares not validly tendered as part of the Offer will be exchanged for shares of Limited Common Stock pursuant to a merger of IBI and IB Holdings, unless such a merger is not lawful (See Q&A 6). The Trustee will accumulate any of your elective contributions and employer contributions that cannot be invested in IBI Common Stock on or after the Expiration Date and will invest these amounts in the Limited Common Stock Fund.

   IF YOU ELECT TO INSTRUCT THE TRUSTEE TO TENDER IBI COMMON STOCK HELD IN YOUR ACCOUNT, THE ENCLOSED YELLOW TENDER INSTRUCTION FORM MUST BE RECEIVED BY THE ADMINISTRATIVE COMMITTEE BY FRIDAY, MARCH 8, 2002. PLEASE USE THE ENCLOSED REPLY ENVELOPE TO RETURN YOUR TENDER INSTRUCTION FORM.

   TENDER INSTRUCTION FORMS RECEIVED AFTER MARCH 8, 2002 WILL NOT BE ACCEPTED.

   YOU MUST COMPLETE AND SIGN YOUR TENDER INSTRUCTION FORM. IF YOU DO NOT SIGN THE FORM, YOUR DIRECTIONS WILL NOT BE ACCEPTED AND THE TENDER INSTRUCTION FORM, AS WELL AS YOUR DIRECTIONS, WILL BE VOID.

   IF YOU DO NOT WISH TO TENDER YOUR PLAN SHARES, TAKE NO ACTION.

                           QUESTIONS AND ANSWERS ON
           SAVINGS AND RETIREMENT PLAN TENDER RIGHTS AND PROCEDURES

A. DESCRIPTION OF THE OFFER

1. WHICH DOCUMENTS DID I RECEIVE AND WHAT IS THEIR PURPOSE? You received the following materials in this mailing:

    -- Prospectus.  This document (WHITE, bound document) describes the Offer.
       PLEASE READ IT CAREFULLY. Capitalized terms herein have the same meanings as in the Prospectus.

    -- Letter of Transmittal. This document (BLUE document) is part of the Offer and therefore is being provided to you. However, it does not apply to, or provide detailed instructions for, tendering shares of IBI Common Stock held in the Savings and Retirement Plan ("Plan Shares"). Do NOT use it to tender Plan Shares. If you hold shares of IBI Common Stock outside of the Savings and Retirement Plan or the Stock Purchase Plan, please refer to the Letter of Transmittal for instructions on how to tender those shares.

    -- Letter from the Savings and Retirement Plan Administrative Committee
       (the "SARP Committee Letter"). This transmits information about the Savings and Retirement Plan and the Offer.

    -- Notice to Savings and Retirement Plan Participants which includes Q&As on Savings and Retirement Plan Tender Rights and Procedures (which you are reading).

    -- Tender Instruction Form.  (YELLOW form) YOU MUST COMPLETE, SIGN AND MAIL
       THIS DOCUMENT TO THE ADMINISTRATIVE COMMITTEE IN THE ENCLOSED ENVELOPE IF YOU WISH TO DIRECT THE TRUSTEE TO TENDER YOUR PLAN SHARES. THIS DOCUMENT IS POSTED WITH YOUR NAME AND SOCIAL SECURITY NUMBER. USE IT IF YOU WISH TO DIRECT A TENDER OF YOUR SHARES.

    -- Reply Envelope.  A preaddressed envelope for your reply.

2. WHAT IS THE OFFER? On February 5, 2002, Intimate Brands Holding Co., Inc. ("IB Holdings"), a wholly-owned subsidiary of The Limited, offered to exchange 1.046 shares of Limited Common Stock for each share of IBI Common Stock that is validly tendered by the Expiration Date and not withdrawn or deemed withdrawn, upon the terms and subject to the conditions set forth in the Prospectus and in the related Letter of Transmittal. This Offer will be open from February 5, 2002 until it expires at 5:00 p.m., New York City time, on Monday, March 11, 2002, unless extended (the "Expiration Date"). Savings and Retirement Plan participants who hold Plan Shares may provide for the tender of Plan Shares pursuant to this Offer by so indicating on the enclosed Tender Instruction Form and returning it as directed by 5:00 p.m., New York City time, on Friday, March 8, 2002.

   The Offer is fully described in the Prospectus provided to you. PLEASE READ IT CAREFULLY.

3. HOW DO I DECIDE WHETHER TO PARTICIPATE IN THE OFFER? Whether you should participate in the Offer depends on many factors. You should consider, among other things, your view of the relative values of a single share of Limited Common Stock and a single share of IBI Common Stock. In addition, you should consider all of the factors described under "Risk Factors" in the Prospectus. You must make your own decision after reading the documents provided to you and consulting with your advisors based on your own financial position and requirements.

4. HOW MANY PLAN SHARES MAY I TENDER AND HOW DO I LEARN THAT NUMBER? The number of whole shares of IBI Common Stock that you held under the Savings and Retirement Plan as of February 1, 2002 is set forth on the Tender Instruction Form. You may tender all or any number of such whole Plan Shares. Fractional shares may not be tendered.

5. WHAT IF I HAVE IBI SHARES IN MY SAVINGS AND RETIREMENT PLAN ACCOUNT AND ALSO HOLD IBI SHARES OUTSIDE OF THE SAVINGS AND RETIREMENT PLAN? If you have shares of IBI Common Stock in the Savings and Retirement Plan and have other shares of IBI Common Stock in your possession (or at a brokerage firm) or held in the Stock Purchase Plan, you will receive two or more sets of Offer materials. You should be careful to follow the directions that apply to each kind of shares.

6. WHAT WILL HAPPEN IF I DO NOT TENDER MY PLAN SHARES? If the Offer is completed, The Limited will effect a merger of IBI and IB Holdings, unless it is not lawful to do so. If you have not instructed the Trustee to tender your shares of IBI Common Stock, or if you withdraw your shares from tender, your shares will be exchanged in the merger for the same consideration per share that you would have received if you had instructed the Trustee to tender your shares in the Offer, unless you properly perfect your appraisal rights under Delaware law. Any shares purchased by the Trustee for your Plan Account after February 1, 2002 which are not validly tendered (See Question
   20), will also be exchanged for shares of Limited Common Stock pursuant to the merger.
7. WHAT HAPPENS IF I INSTRUCT THE TRUSTEE TO TENDER MORE IBI SHARES THAN ARE IN MY ACCOUNT? All of the whole Plan Shares in your Account will be tendered by the Trustee on your behalf.

8. WHEN DOES THE OFFER EXPIRE? Although the Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on Monday, March 11, 2002 unless extended (the "Expiration Date"), your instructions must be received by the Savings and Retirement Plan Administrative Committee by Friday, March 8, 2002, unless extended, in order to participate in the Offer. This is to enable the Trustee to compile records for Plan Shares tendered for the entire Savings and Retirement Plan and make the tender by the Expiration Date.

9. WHEN WILL TENDERING STOCKHOLDERS KNOW THE OUTCOME OF THE OFFER? Preliminary results of the Offer will be announced by press release promptly after the expiration of the Offer.

10. ARE THERE ANY CONDITIONS TO IBI HOLDING'S OBLIGATION TO COMPLETE THE OFFER? Yes, IBI Holdings' obligation to complete the Offer is subject to the conditions outlined in the Prospectus.

11. WHAT ARE MY RIGHTS UNDER THE OFFER? The records of the Savings and Retirement Plan indicate that shares of IBI Common Stock are allocated to your Account. You may tender some or all of these Plan Shares. Because all of these Shares are held in trust for your benefit, they are registered in the name of the Trust. So, the Trust will actually tender Plan Shares as you instruct the Trustee.

   You must direct the Trustee if you want to tender your Plan Shares. The Trustee will tender your Plan Shares only if directed. If you do not direct the Trustee to tender, your Plan Shares will remain in your Account, subject to exchange in the merger. Only whole shares can be tendered. Fractional shares will not be tendered.

12. HOW DO I DIRECT THE PLAN TRUSTEE? The only way that you can tender your Plan Shares is by completing the Tender Instruction Form as described, signing and returning it to the Administrative Committee for the Savings and Retirement Plan, ATTN: Trust Imaging, American Express Trust Company, 50765 AXP Financial Center, P.O. Box 59009, Minneapolis, MN 55459-9874, which will process your instructions (overnight mail/courier address: American Express Trust Company, Attn: Trust Imaging, 50765 AXP Financial Center, Minneapolis, MN 55474). The address is on the return envelope you should use to return the Tender Instruction form.

   THE TENDER INSTRUCTION FORM MUST BE RECEIVED BY THE ADMINISTRATIVE COMMITTEE BEFORE 5:00 P.M., NEW YORK CITY TIME, ON MARCH 8, 2002. YOU MUST SIGN AND COMPLETE THE FORM FOR YOUR DIRECTION TO BE VALID.

   TO PROPERLY DIRECT THE TRUSTEE TO TENDER PLAN SHARES ON YOUR BEHALF YOU MUST:

    -- INSTRUCTIONS. Read carefully and follow exactly the instructions in the SARP Committee Letter and the Tender Instruction Form. These will tell you how to direct the Plan Trustee regarding your Plan Shares.
    -- FORM.  Complete the enclosed YELLOW Tender Instruction Form.

    -- SHARES.  Designate on the Tender Instruction Form the number of whole
       Plan Shares you wish to be tendered. No fractional shares will be tendered.

    -- SIGNATURE. You must sign the Tender Instruction Form to complete your instruction. Unless you sign the Tender Instruction Form, your direction cannot be honored and the Tender Instruction Form will be void.

    -- MAILING. A preaddressed return envelope has been enclosed with your Offer materials. Use this envelope to return your completed Tender Instruction Form if you wish to have the Trustee tender your Plan Shares.

   Please be precise in providing your instruction and please act PROMPTLY.

13. HOW DO I SEND INSTRUCTIONS TO THE ADMINISTRATIVE COMMITTEE? Please return your instructions PROMPTLY, recognizing the slow delivery time inherent in the U.S. mail today. You may mail your Tender Instruction Form to the Administrative Committee for the Savings and Retirement Plan, ATTN: Trust Imaging, American Express Trust Company, 50765 AXP Financial Center, P.O. Box 59009, Minneapolis, MN 55459-9874 in the preaddressed reply envelope that has been provided for your reply or send it by an alternate faster means (such as overnight courier) (overnight mail/courier address: American Express Trust Company, Attn: Trust Imaging, 50765 AXP Financial Center, Minneapolis, MN 55474) You may NOT fax your instructions. DO NOT DELIVER YOUR INSTRUCTIONS TO YOUR HUMAN RESOURCES DEPARTMENT OR TO YOUR BENEFITS ADMINISTRATOR.

14. MUST I PROVIDE DIRECTIONS TO THE ADMINISTRATIVE COMMITTEE? You must respond IF you wish the Trustee to tender your Plan Shares. Do not respond if you do not wish to tender your Plan Shares.

15. WHO WILL KNOW WHETHER I TENDERED MY PLAN SHARES? Your directions to the Trustee are CONFIDENTIAL. Individual instructions will only be disclosed to the Plan recordkeeper as necessary to complete the tender.

16. CAN I CHANGE MY MIND AND WITHDRAW MY PLAN SHARES THAT I DIRECTED TO BE TENDERED? Yes, but only if you perform the following steps:

    . You must send a written and signed notice of withdrawal to the Administrative Committee for the Savings and Retirement Plan, ATTN:
       Trust Imaging, American Express Trust Company, 50765 AXP Financial Center, P.O. Box 59009, Minneapolis, MN 55459-9874.

    . The notice of withdrawal must state your name, social security number, the number of Plan Shares that you wish to withdraw from the Offer and that you are withdrawing Plan Shares that you previously instructed the Trustee to tender on your behalf.

    .  The notice of withdrawal must be received by the Administrative
       Committee before 5:00 p.m., New York City time, on Friday, March 8, 2002.

17. CAN I RE-TENDER MY PLAN SHARES? Yes. If you wish to re-tender your Plan Shares you must complete another Tender Instruction Form and return it to the Administrative Committee for receipt by 5:00 p.m., New York City time, Friday, March 8, 2002. You may obtain another copy by calling (800) 525-SARP (7277).

18. WHO SHOULD I CALL IF I HAVE QUESTIONS ON THE OFFER? For general Offer-related questions please call D.F. KING at (800) 628-8532. For Savings and Retirement Plan-related questions, please call (800) 525-SARP
    (7277).

19. HOW CAN I OBTAIN COPIES OF ADDITIONAL SAVINGS AND RETIREMENT PLAN-RELATED DOCUMENTS? You may request additional copies of the Tender Instruction Form, Notice to Savings and Retirement Plan Participants, Letter from the Savings and Retirement Plan Administrative Committee and Prospectus by phone at (800) 525-SARP (7277) or by mail to the Administrative Committee for the Savings and Retirement Plan, ATTN: Trust Imaging, American Express Trust Company, 50765 AXP Financial Center, P.O. Box 59009, Minneapolis, MN 55459-9874 (overnight mail/courier address: American Express Trust Company,
    Attn: Trust Imaging, 50765 AXP Financial Center, Minneapolis, MN 55474). Your request must include your name, address and/or fax number, and the name of the document(s) you are requesting.

B. OPERATION OF THE SAVINGS AND RETIREMENT PLAN DURING THE OFFER PERIOD

20. WHAT HAPPENS TO CONTRIBUTIONS THAT ARE INVESTED IN IBI COMMON STOCK AFTER FEBRUARY 1, 2002? Contributions that you have elected to be invested in IBI Common Stock that are received by the Trustee after February 1, 2002 and prior to the Expiration Date will continue to be invested in shares of IBI Common Stock. These shares will be tendered in the Offer only if you instruct the Trustee to tender all your shares you have in your Account (or fail to indicate a specific number of shares on an otherwise complete and valid tender instruction form). As explained in Question 6, any shares not tendered will be exchanged for Limited Common Stock pursuant to the merger.

    Employer and participant contributions made to the Savings and Retirement Plan, and dividends and other funds which are normally allocated to acquire shares of IBI Common Stock, which are received by the Trustee on or after the Expiration Date, will be invested in the Limited Common Stock Fund.

21. WHAT HAPPENS IF I REQUEST A DISTRIBUTION, WITHDRAWAL OR INVESTMENT FUND TRANSFER FOLLOWING THE ANNOUNCEMENT OF THE OFFER DURING THE OFFER PERIOD? Distributions, withdrawals or investment fund transfers from the Savings and Retirement Plan may be made during the Offer period; however, any such transaction may cause the participant to lose the premium which is being offered by The Limited pursuant to the Offer and merger. There will be a short period beginning with the day prior to the Expiration Date and ending with the day following the Expiration Date during which restrictions on transactions involving IBI Common Stock will be imposed by the Plan Administrative Committee so that the Trustee can accurately determine the number of shares of IBI Common Stock to be tendered by the Trustee in the Offer.

22. WHEN MAY I REQUEST A CHANGE IN MY INVESTMENT ELECTIONS? You may change your investment election for future contributions at any time. SECTION 16 INSIDERS WHO HAVE TRANSFERRED AMOUNTS IN THEIR ACCOUNT INTO THE IBI STOCK FUND ACCOUNT FROM

   OTHER INVESTMENT FUNDS UNDER THE SAVINGS AND RETIREMENT PLAN, OR HAVE TRANSFERRED AMOUNTS IN THEIR ACCOUNT OUT OF THE LIMITED COMMON STOCK FUND INTO OTHER INVESTMENT FUNDS, DURING THE SIX-MONTH PERIOD ENDING ON THE DATE OF THEIR ELECTION TO TENDER SHOULD BE AWARE THAT THE TENDER OF THEIR PLAN SHARES IN THE OFFER, AND THE RECEIPT OF LIMITED COMMON STOCK IN THE OFFER, MAY NOT BE EXEMPT FROM THE SHORT-SWING PROFIT RECOVERY PROVISIONS OF SECTION 16(b) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. IN ANY EVENT,
   SECTION 16 INSIDERS WHO WISH TO PARTICIPATE IN THE OFFER SHOULD CONSULT WITH COUNSEL.

23. WILL I BE TAXED ON ANY PROCEEDS RECEIVED BY THE SAVINGS AND RETIREMENT PLAN IN 2002 FROM THE PLAN SHARES THAT ARE TENDERED UNDER THE SAVINGS AND RETIREMENT PLAN? No. Because tender proceeds received from Plan Shares will be received by and held in the Savings and Retirement Plan, they will not be subject to current income taxes.

C. REINVESTMENT OF OFFER PROCEEDS

24. HOW WILL THE SAVINGS AND RETIREMENT PLAN INVEST THE SHARES OF LIMITED COMMON STOCK RECEIVED UPON EXCHANGE OF THE PLAN SHARES THAT ARE
    TENDERED? Shares of Limited Common Stock received from this Offer will be transferred by the Trustee into the Limited Common Stock Fund under the Savings and Retirement Plan. You may reallocate amounts invested in the Limited Common Stock Fund under the Savings and Retirement Plan to other investment funds, subject to the possible tax consequences noted below.

D. CERTAIN TAX INFORMATION

   You should be aware that the disposition of any shares of Limited Common Stock received pursuant to the exchange of Plan Shares in the Offer may, in certain circumstances, result in certain tax consequences upon the ultimate distributions of your Account.

   Special tax rules apply to certain distributions from the Savings and Retirement Plan that consist, in whole or in part, of shares of IBI Common Stock. Generally, taxation of net unrealized appreciation ("NUA"), an amount equal to the excess of the value of such shares at distribution over the cost or other basis of such shares (which will vary depending on whether the distribution qualifies for lump sum treatment) will be deferred until the shares are sold following distribution. Moreover, if prior to a distribution, shares of IBI Common Stock are exchanged for shares of Limited Common Stock in a tax-free exchange, as would be the case in the Offer, the cost or other basis of such newly acquired shares of Limited Common Stock for NUA purposes will be the cost or other basis of the tendered shares of IBI Common Stock.

   If shares of Limited Common Stock received pursuant to the Offer are disposed of within the Savings and Retirement Plan, the opportunity to retain for NUA purposes the cost or other basis of the Plan Shares tendered, and the tax-deferral treatment of the NUA calculated in reference to such basis, may be lost.

   The foregoing is only a brief summary of complicated provisions of the Internal Revenue Code. You are strongly urged to consult with your tax advisor as to the issues described above.

                 The Limited, Inc. Savings and Retirement Plan

                            TENDER INSTRUCTION FORM

         -------------------------------------------------------------
         AERS Routing: Route to Jenna Kelly (N8/921) prior to imaging.
         -------------------------------------------------------------

(less than)Participant Name(greater than)
(less than)Participant Street address(greater than)
(less than)Participant City, State, Zip(greater than)

                                SAVINGS AND RETIREMENT PLAN ACCOUNT
----------------------------------------------------------------------------------------------------

                                                                       Number of Whole IBI
                                                                         Shares held in
Name of Savings and Retirement Plan Participant                       Participant's Account
---------------------------------------------------------------------------------------------------

(Participant Name)                     (whole shares)
--------------------------------------------------------------

(less than)Participant's Social Security Number(greater than)

   [_] I hereby elect to tender ALL whole IBI shares held in my Savings and
       Retirement
  Plan Account on the Expiration Date of the Offer.
OR
   [_] I hereby elect to tender      whole IBI shares held in my Savings and
Retirement Plan Account.

   I have read and understand the Prospectus, the SARP Administrative Committee Letter and the Notice, and all attachments thereto, and I agree to be bound by the terms of the Offer. I hereby direct the Trustee to tender these shares of IBI Common Stock on my behalf and transfer any shares received in exchange therefor to the Limited, Inc. Common Stock Fund. I understand and declare that if the tender of my shares of IBI Common Stock is accepted, the payment therefor will be full and adequate compensation for these shares of IBI Common Stock in my judgment, notwithstanding any potential fluctuation in the price of such shares between the last day I can withdraw my tender and the date the Trustee exchanges such shares.

         -------------------------           -------------------------
              DATE                           SIGNATURE OF PARTICIPANT
         Home Telephone:________                (Section 16b flag)
         Work Telephone:________

   NOTE: THIS TENDER INSTRUCTION FORM MUST BE COMPLETED AND SIGNED IF SHARES OF IBI COMMON STOCK HELD IN THE SAVINGS AND RETIREMENT PLAN ARE TO BE TENDERED. IF THE FORM IS NOT COMPLETED AND SIGNED, THE DIRECTIONS INDICATED WILL NOT BE ACCEPTED. PLEASE RETURN THIS TENDER INSTRUCTION FORM TO THE FOLLOWING ADDRESS:
ATTN: TRUST IMAGING, AMERICAN EXPRESS TRUST COMPANY, 50765 AXP FINANCIAL CENTER, PO BOX 59009, MINNEAPOLIS, MN 55459-9874 (OVERNIGHT MAIL/COURIER
ADDRESS: AMERICAN EXPRESS TRUST COMPANY, ATTN: TRUST IMAGING, 50765 AXP FINANCIAL CENTER, MINNEAPOLIS, MN 55474). PLEASE USE THE PREADDRESSED REPLY ENVELOPE PROVIDED WITH YOUR TENDER MATERIALS. YOUR INSTRUCTION FORM MUST BE RECEIVED BY 5:00 P.M., NEW YORK CITY TIME, FRIDAY, MARCH 8, 2002. YOUR DECISION WHETHER OR NOT TO HAVE YOUR PLAN SHARES TENDERED WILL BE KEPT CONFIDENTIAL.

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